UNITED STATES

SEURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2023

THE GREENROSE HOLDING COMPANY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-39217	84-2845696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Broadway
Amityville, NY	11701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 346-6270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one Pink redeemable warrant	OTC
Common stock, par value $0.0001 per share	OTCQX
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OTCQB

Item 8.01 Other Events.

As The Greenrose Holding Company (the “Company”) previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2023, William Harley III and Greenrose Associates, LLC have filed a lawsuit in the Delaware Court of Chancery (the “Court of Chancery”), captioned Harley, et al. v. Falcon, et al., C.A. No. 2023-0131-PAF (Del. Ch.), seeking a determination by the Court of Chancery concerning the proper officeholders of the boards of directors of the Company and True Harvest Holdings, Inc., a wholly-owned subsidiary of the Company (“True Harvest”), pursuant to Section 225 of the Delaware General Corporation Law. On February 9, 2023, the Court of Chancery issued an order to preserve the status quo at the Company pending resolution of the litigation (the “Status Quo Order”). Nothing in the Status Quo Order, however, governs or otherwise impedes the governance or management of True Harvest or any other subsidiary of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENROSE HOLDING COMPANY INC.

Date: February 13, 2023	By:	/s/ Timothy Bossidy
	Name:	Timothy Bossidy
	Title:	Interim Chief Executive Officer

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